Exhibit 99.1
MODEL N ANNOUNCES THIRD QUARTER FISCAL YEAR 2020 FINANCIAL RESULTS

SAN MATEO, Calif. - August 4, 2020 - Model N, Inc. (NYSE: MODN), the leading provider of cloud revenue management solutions for Life Sciences and High Tech companies, today announced financial results for the third quarter fiscal year 2020 ended June 30, 2020.
“Our third quarter results exceeded our revenue and profitability guidance. I am pleased with our team’s performance during this unprecedented time,” said Jason Blessing, president and chief executive officer of Model N. “We had an impressive number of go-lives in the quarter and strong engagement with our customer base. This demonstrates the importance of our cloud products during this critical time when our customers are responding to the COVID-19 pandemic. We continue to collaborate closely with our customers, delivering on existing projects and commencing new initiatives.”

Recent Highlights

•
Top 15 Med Tech Company Selects Model N for Global Commercial Excellence - With operations around the globe, a top med tech company began its journey with Model N by selecting Global Tender Management to power its tendering process in 14 countries. Model N’s solution is expected to support hundreds of users and process billions of dollars annually. Model N was selected because it offered the best tender management solution available to meet the customer’s needs today and in the future.

•
Life Sciences Companies Increase Revenue Cloud Usage with Significant Go-Lives - Customer go-lives continued to be a highlight for Model N with an impressive number of Life Sciences companies implementing its products on time and on budget. These go-lives showcase the importance of Model N’s solutions and the strength of its delivery methodology in a remote working environment. Model N is focused on executing existing projects and launching new initiatives in response to COVID-19 and other go-to-market imperatives.

•
Leading High Tech Companies Expand Relationship with Model N - In the third quarter, AMD, Qualcomm, Micron and others expanded their relationships with the company through the addition of new products and increased usage to support global operations. The High Tech vertical market is central to the broader economic recovery, and Model N is helping to power this trend.

•
Model N Supports Centers for Medicare & Medicaid Services (CMS) Proposed Rule Change - In the quarter, the CMS proposed a rule change that would have broad implications across both government and commercial payer agreements. As an example, the proposed rule would establish minimum standards in drug review and support value-based purchasing as a tool for negotiating prices for next generation therapies. Model N, with its flexible cloud products, provides companies in Life Sciences with the agility to respond to regulatory updates.

Third Quarter 2020 Financial Highlights

•
Revenues: Total revenues were $41.3 million, an increase of 19% from the third quarter of fiscal year 2019. Subscription revenues were $29.3 million, an increase of 10% from the third quarter of fiscal year 2019.

•
Gross Profit: Gross profit was $25.2 million, an increase of 34% from the third quarter of fiscal year 2019. Gross margin was 61% compared to 54% for the third quarter of fiscal year 2019. Non-GAAP gross profit was $26.4 million, an increase of 30% from the third quarter of fiscal year 2019. Non-GAAP gross margin was 64% compared to 58% for the third quarter of fiscal year 2019. Subscription gross margin was 71% compared to 67% for the third quarter of fiscal year 2019. Non-GAAP subscription gross margin was 74% compared to 71% for the third quarter of fiscal year 2019.

•
GAAP Loss and Non-GAAP Income from Operations: GAAP loss from operations was $(0.4) million, an improvement of 82% from the third quarter of fiscal year 2019. Non-GAAP income from operations was $6.2 million, an increase of 106% from the third quarter of fiscal year 2019.

•
GAAP Net Loss: GAAP net loss was $(2.4) million, an improvement of 21% from the third quarter of fiscal year 2019. GAAP basic and diluted net loss per share attributable to common stockholders was $(0.07) based upon weighted average shares outstanding of 34.4 million compared to net loss per share of $(0.09) for the third quarter of fiscal year 2019 based upon weighted average shares outstanding of 32.6 million.

•
Non-GAAP Net Income: Non-GAAP net income was $5.2 million compared to a non-GAAP net income of $2.1 million for the third quarter of fiscal year 2019. Non-GAAP net income per diluted share was $0.15 based upon diluted weighted average shares outstanding of 35.3 million compared to non-GAAP net income per diluted share of $0.06 for the third quarter of fiscal year 2019 based upon diluted weighted average shares outstanding of 33.5 million.

•	Adjusted EBITDA: Adjusted EBITDA was $6.4 million, an increase of 93% from the third quarter of fiscal year 2019.

•
Cash and Cash Flows: Cash and cash equivalents as of June 30, 2020 totaled $192.4 million. During the quarter, the company raised $172.5 million from the issuance of convertible senior notes before issuance costs and paid down $40.0 million in debt, accrued interest and other fees. Net cash provided by operating activities was $7.2 million for the first nine months of fiscal year 2020, compared with net cash provided by operating activities of $4.8 million in the prior fiscal year period. Free cash flow was $7.0 million for the first nine months of fiscal year 2020, compared with free cash flow of $4.6 million in the prior fiscal year period.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance
The impact of COVID-19 and its effect on Model N’s business is included in the guidance that is being provided for the fourth quarter of fiscal year 2020 and the full fiscal year ending September 30, 2020 and reflects the company’s outlook as of August 4, 2020.

(in $ millions, except per share)	Fourth Quarter Fiscal 2020	Full Year Fiscal 2020
Total revenues	40.1 - 40.5	159.7 - 160.1
Subscription revenues	29.0 - 29.4	115.5 - 115.9
Non-GAAP income from operations	4.5 - 4.9	18.3 - 18.7
Non-GAAP net income per share	0.07 - 0.09	0.41 - 0.43
Adjusted EBITDA	4.6 - 5.0	19.0 - 19.4

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the third quarter fiscal year 2020 ended June 30, 2020. The conference call can be accessed by dialing 877-407-4018 from the United States or +1-201-689-8471 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on August 18, 2020, a telephone replay will be available by dialing 844-512-2921 from the United States or +1-412-317-6671, internationally, with recording access code 13706213.

About Model N

Model N is the leading provider of cloud revenue management solutions for Life Sciences and High Tech companies. Our software helps companies drive mission-critical business processes such as pricing, quoting, contracting, regulatory compliance, rebates and incentives. With deep industry expertise, Model N supports the complex business needs of the world’s leading brands in pharmaceutical, medical technology, semiconductor, and High Tech manufacturing across more than 120 countries, including Johnson & Johnson, AstraZeneca, Novartis, Microchip Technology and ON Semiconductor. For more information, visit www.modeln.com.

Model N® is the registered trademark of Model N, Inc. Any other company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s fourth quarter and full year fiscal 2020 financial results, the impact COVID-19 will have on our business, Model N’s profitability, future planned enhancements to our products and benefits from our products. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; and (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; (xii) our ability to retain customers and (xiii) adverse impacts on our business and financial condition due to COVID-19. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2019, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP subscription gross profit, non-GAAP subscription gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expenses, amortization of intangible assets, and deferred revenue adjustments as they are often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP income (loss) from operations excludes stock-based compensation expense, amortization of intangible assets, and deferred revenue adjustments. Non-GAAP net income (loss) excludes stock-based compensation expense, amortization of intangible assets, amortization of debt discount and issuance costs related to our convertible senior notes, and deferred revenue adjustments. Additionally, stock-based compensation expense varies from period to period and from company to company due to such things as valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net loss, adjusted for depreciation and amortization, stock-based compensation expense, acquisition & integration related expenses, deferred revenue adjustment, interest (income) expense, net, other (income) expenses, net, and provision for (benefit from) income taxes. Reconciliation tables are provided in this press release.
We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted or estimated, such as the difficulties of estimating certain items such as charges to stock-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Investor Relations Contact:

Gwyn Lauber
Model N, Inc.
650-610-4998
investorrelations@modeln.com

Media Contact:

Laura Ruark
Bospar
laura@bospar.com

Model N, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of June 30, 2020	As of September 30, 2019
Assets
Current assets
Cash and cash equivalents	$192,372	$60,780
Accounts receivable, net	29,255	26,953
Prepaid expenses	2,379	2,776
Other current assets	8,228	4,039
Total current assets	232,234	94,548
Property and equipment, net	641	1,043
Operating lease right-of-use assets	4,035	—
Goodwill	39,283	39,283
Intangible assets, net	25,551	29,131
Other assets	5,438	5,588
Total assets	$307,182	$169,593
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,541	$2,302
Accrued employee compensation	14,870	19,906
Accrued liabilities	4,425	4,354
Operating lease liabilities, current portion	2,036	—
Deferred revenue, current portion	45,249	44,875
Long term debt, current portion	—	4,911
Total current liabilities	70,121	76,348
Long-term liabilities
Long term debt	112,163	39,371
Operating lease liabilities, less current portion	2,295	—
Other long-term liabilities	1,709	1,152
Total long-term liabilities	116,167	40,523
Total liabilities	186,288	116,871
Stockholders’ equity
Common stock	5	5
Preferred stock	—	—
Additional paid-in capital	344,932	266,295
Accumulated other comprehensive loss	(1,627)	(1,169)
Accumulated deficit	(222,416)	(212,409)
Total stockholders’ equity	120,894	52,722
Total liabilities and stockholders’ equity	$307,182	$169,593

Model N, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Revenues
Subscription	$29,339	$26,638	$86,512	$77,780
Professional services	11,917	8,074	33,084	26,852
Total revenues	41,256	34,712	119,596	104,632
Cost of revenues
Subscription	8,374	8,658	25,882	26,248
Professional services	7,699	7,206	23,026	22,929
Total cost of revenues	16,073	15,864	48,908	49,177
Gross profit	25,183	18,848	70,688	55,455
Operating expenses
Research and development	8,288	7,060	25,906	21,887
Sales and marketing	9,716	7,164	29,682	23,814
General and administrative	7,559	6,713	22,069	19,702
Total operating expenses	25,563	20,937	77,657	65,403
Loss from operations	(380)	(2,089)	(6,969)	(9,948)
Interest expense, net	1,986	689	2,951	2,313
Other expenses (income), net	(168)	(4)	(423)	408
Loss before income taxes	(2,198)	(2,774)	(9,497)	(12,669)
Provision for income taxes	182	230	510	969
Net loss	$(2,380)	$(3,004)	$(10,007)	$(13,638)
Net loss per share:
Basic and diluted	$(0.07)	$(0.09)	$(0.30)	$(0.43)
Weighted average number of shares used in computing net loss per share:
Basic and diluted	34,411	32,596	33,781	32,028

Model N, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended June 30,
	2020	2019
Cash Flows from Operating Activities
Net loss	$(10,007)	$(13,638)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,163	5,191
Stock-based compensation	17,232	12,822
Amortization of debt discount and issuance costs	1,118	401
Deferred income taxes	33	(170)
Amortization of capitalized contract acquisition costs	1,858	1,238
Loss on early extinguishment of debt	319	—
Other non-cash charges	(8)	(108)
Changes in assets and liabilities
Accounts receivable	(2,292)	2,295
Prepaid expenses and other assets	(3,621)	(1,368)
Accounts payable	781	1,088
Accrued employee compensation	(1,165)	(653)
Other current and long-term liabilities	(2,322)	443
Deferred revenue	1,133	(2,740)
Net cash provided by operating activities	7,222	4,801
Cash Flows from Investing Activities
Purchases of property and equipment	(190)	(227)
Net cash used in investing activities	(190)	(227)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of employee stock purchase plan	2,442	2,198
Proceeds from issuance of convertible senior notes, net of issuance costs	166,894	—
Principal payments on debt	(44,750)	(5,000)
Net cash provided by (used in) financing activities	124,586	(2,802)
Effect of exchange rate changes on cash and cash equivalents	(26)	53
Net increase in cash and cash equivalents	131,592	1,825
Cash and cash equivalents
Beginning of period	60,780	56,704
End of period	$192,372	$58,529

Model N, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Reconciliation from GAAP net loss to adjusted EBITDA
GAAP net loss	$(2,380)	$(3,004)	$(10,007)	$(13,638)
Reversal of non-GAAP items
Stock-based compensation expense	5,400	3,723	17,232	12,822
Depreciation and amortization	1,350	1,658	4,163	5,191
Interest expense, net	1,986	689	2,951	2,313
Other expenses (income), net	(168)	(4)	(423)	408
Provision for income taxes	182	230	510	969
Adjusted EBITDA	$6,370	$3,292	$14,426	$8,065

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Reconciliation from GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$25,183	$18,848	$70,688	$55,455
Reversal of non-GAAP expenses
Stock-based compensation (a)	940	938	3,114	2,907
Amortization of intangible assets (b)	282	476	911	1,428
Non-GAAP gross profit	$26,405	$20,262	$74,713	$59,790
Percentage of revenue	64.0%	58.4%	62.5%	57.1%

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Reconciliation from GAAP subscription gross profit to non-GAAP subscription gross profit
GAAP subscription gross profit	$20,965	$17,980	$60,630	$51,532
Reversal of non-GAAP expenses
Stock-based compensation (a)	412	435	1,429	1,364
Amortization of intangible assets (b)	282	476	911	1,428
Non-GAAP subscription gross profit	$21,659	$18,891	$62,970	$54,324

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Reconciliation from GAAP operating loss to non-GAAP operating income
GAAP operating loss	$(380)	$(2,089)	$(6,969)	$(9,948)
Reversal of non-GAAP expenses
Stock-based compensation (a)	5,400	3,723	17,232	12,822
Amortization of intangible assets (b)	1,172	1,365	3,580	4,101
Non-GAAP operating income	$6,192	$2,999	$13,843	$6,975

Numerator
Reconciliation between GAAP net loss and non-GAAP net income
GAAP net loss	$(2,380)	$(3,004)	$(10,007)	$(13,638)
Reversal of non-GAAP expenses
Stock-based compensation (a)	5,400	3,723	17,232	12,822
Amortization of intangible assets (b)	1,172	1,365	3,580	4,101
Amortization of debt discount and issuance costs (c)	$970	$—	$970	$—
Non-GAAP net income	$5,162	$2,084	$11,775	$3,285

Denominator
Reconciliation between GAAP and non-GAAP net income (loss) per share
Shares used in computing GAAP net loss per share:
Basic	34,411	32,596	33,781	32,028
Diluted	34,411	32,596	33,781	32,028
Shares used in computing non-GAAP net income per share
Basic	34,411	32,596	33,781	32,028
Diluted	35,345	33,512	35,016	32,995
GAAP net loss per share
Basic and diluted	$(0.07)	$(0.09)	$(0.30)	$(0.43)
Non-GAAP net income per share
Basic	$0.15	$0.06	$0.35	$0.10
Diluted	$0.15	$0.06	$0.34	$0.10

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Amortization of intangibles assets recorded in the statements of operations
Cost of revenues
Subscription	$282	$476	$911	$1,428
Professional services	—	—	—	—
Total amortization of intangibles assets in cost of revenue (b)	282	476	911	1,428
Operating expenses
Research and development	—	—	—	—
Sales and marketing	890	889	2,669	2,673
General and administrative	—	—	—	—
Total amortization of intangibles assets in operating expense (b)	890	889	2,669	2,673
Total amortization of intangibles assets (b)	$1,172	$1,365	$3,580	$4,101

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Stock-based compensation recorded in the statements of operations
Cost of revenues
Subscription	$412	$435	$1,429	$1,364
Professional services	528	503	1,685	1,543
Total stock-based compensation in cost of revenue (a)	940	938	3,114	2,907
Operating expenses
Research and development	1,074	771	3,743	2,396
Sales and marketing	1,527	440	4,589	2,824
General and administrative	1,859	1,574	5,786	4,695
Total stock-based compensation in operating expense (a)	4,460	2,785	14,118	9,915
Total stock-based compensation (a)	$5,400	$3,723	$17,232	$12,822

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of adjusted EBITDA, gross profit, gross margin, income from operations, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of intangible assets, and amortization of debt discount and issuance costs related to our convertible senior notes and include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. Stock-based compensation is a non-cash item. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies.

(b)
Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.

(c)
Amortization of debt discount and issuance costs. Amortization of debt discount and issuance costs is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.